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                                                                    Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Marimba, Inc. 1996 Stock Plan; the Marimba, Inc. 1999 Omnibus Equity Incentive Plan; the Marimba, Inc. 1999 Non-Employee Directors Option Plan; and the Marimba, Inc. 2000 Supplemental Stock Plan of our report dated May 7, 2004, with respect to the consolidated financial statements and schedule of BMC Software, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2004, filed with the Securities and Exchange Commission.







                                                           /s/ Ernst & Young LLP




Houston, Texas
July 15, 2004